Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Boot Barn Holdings, Inc., (the “Company”) on Form 10-Q for the quarter ended December 29, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory V. Hackman, Chief Financial Officer and Secretary of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)): and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 5, 2019

/s/ Gregory V. Hackman
Gregory V. Hackman
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.